Exhibit 99.2

Instruction Booklet

to

Letter of Transmittal

to Exchange

2.575 Shares of Class A Common Stock

and

2.575 Shares of Class B Common Stock of

BLOCKBUSTER INC.,

which are owned by Viacom Inc.

for

Each Outstanding Share of Class A Common Stock or Class B Common Stock

of

VIACOM INC.

Pursuant to the Prospectus—Offer to Exchange, Dated September 8, 2004

THIS EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 5, 2004 UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THIS EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THIS EXCHANGE OFFER.

This Instruction Booklet to the Letter of Transmittal provides information and instructions on how to properly complete the Letter of Transmittal. We urge you to read this Instruction Booklet and the Prospectus—Offer to Exchange, dated September 8, 2004. After carefully reviewing these materials, please complete the Letter of Transmittal and return it to the exchange agent at one of the addresses listed below. You should only complete the Letter of Transmittal if you hold certificates representing shares of Viacom class A or class B common stock or if you hold your shares of Viacom class A or class B common stock through the Viacom Dividend Reinvestment Plan (the “Viacom DRP”).

The exchange agent for this exchange offer is:

THE BANK OF NEW YORK

By Mail: The Bank of New York Viacom Exchange Offer P.O. Box 859208 Braintree, MA 02185-9208	By Facsimile: (781) 380-3388 Confirm by Telephone: (781) 843-1833, Ext. 0	By Overnight Courier: The Bank of New York Viacom Exchange Offer 161 Bay State Road Braintree, MA 02184

By Hand:

The Bank of New York

Reorganization Services

101 Barclay Street

Receive and Deliver Window

Street Level

New York, NY 10286

IMPORTANT—PLEASE READ THIS INSTRUCTION BOOKLET CAREFULLY BEFORE COMPLETING THE LETTER OF TRANSMITTAL

Reference is made to the Prospectus–Offer to Exchange, dated September 8, 2004 (the “Prospectus—Offer to Exchange”), the Letter of Transmittal and this Instruction Booklet to the Letter of Transmittal (the “Instruction Booklet”), which, together with any amendments or supplements thereto or hereto, constitute the offer to exchange by Viacom Inc., a Delaware corporation (“Viacom”), up to 72 million shares of Blockbuster Inc., a Delaware corporation (“Blockbuster”), class A common stock, par value $0.01 per share (“Blockbuster class A common stock”), and 72 million shares of Blockbuster class B common stock, par value $0.01 per share (“Blockbuster class B common stock”), owned by Viacom for shares of Viacom class A common stock, par value $0.01 per share (“Viacom class A common stock”), or Viacom class B common stock, par value $0.01 per share ( “Viacom class B common stock”), that are validly tendered prior to the expiration of this exchange offer and not properly withdrawn or deemed withdrawn, at an exchange ratio of 2.575 shares of Blockbuster class A common stock and 2.575 shares of Blockbuster class B common stock for each share of Viacom class A or class B common stock tendered, upon the terms and subject to the conditions set forth herein and in the Prospectus—Offer to Exchange.

This exchange offer and withdrawal rights will expire at 12:00 midnight, New York City time, on October 5, 2004, unless extended by Viacom in accordance with applicable law and the terms of this exchange offer, in which event the term “expiration” shall mean the latest time and date at which this exchange offer, as extended, shall expire.

By executing the Letter of Transmittal:

1. You irrevocably constitute and appoint The Bank of New York, the exchange agent, as your true and lawful agent and attorney-in-fact with respect to such tendered shares of Viacom class A or class B common stock, with full knowledge that the exchange agent also acts as Viacom’s agent, and with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest): (a) (i) to cause to be delivered stock certificates representing such tendered shares of Viacom class A or class B common stock or (ii) to tender shares into book-entry accounts maintained by The Depository Trust Company, together in either such case, with all accompanying evidences of transfer and authenticity (such as a power of attorney, letter of testamentary or a letter of appointment), to Viacom and, upon the acceptance for exchange by Viacom of such tendered shares of Viacom class A or class B common stock, to cause the receipt of shares of Blockbuster class A and class B common stock to which you are entitled; (b) to present certificate(s) representing such tendered shares of Viacom class A or class B common stock, if applicable, for transfer on Viacom’s stockholder records; and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such shares all in accordance with the terms of this exchange offer.

2. You acknowledge that you have received the Prospectus—Offer to Exchange, the Letter of Transmittal and this Instruction Booklet.

3. You acknowledge that if your tendered shares of Viacom class A or class B common stock are accepted for exchange, you will be entitled (a) to book-entry credit to accounts maintained by Blockbuster’s transfer agent representing shares of Blockbuster class A and class B common stock and cash in lieu of fractional shares of Blockbuster class A and class B common stock, if applicable, or (b) if subsequently requested, to receive stock certificates representing shares of Blockbuster class A and class B common stock and cash in lieu of fractional shares of Blockbuster class A and class B common stock, if applicable.

4. You represent and warrant as follows: (a) you have full power and authority to tender, sell, assign and transfer the shares of Viacom class A or class B common stock that you have tendered (and any and all other shares of Viacom class A or class B common stock or other securities issued or issuable in respect of such shares); (b) when, and to the extent, such shares are accepted by Viacom for exchange pursuant to this exchange offer, Viacom will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances; and (c) that none of such shares of Viacom class A or class B common stock will be subject to any adverse claim at the time Viacom accepts such shares for exchange.

You will, upon request, execute and deliver any additional documents that the exchange agent or Viacom deem to be necessary or desirable to complete the sale, assignment and transfer of the shares of Viacom class A or class B common stock that you have tendered. All authority conferred by you or agreed to be conferred by you in the Letter of Transmittal and all of your obligations hereunder and thereunder shall be binding upon your successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, your death or incapacity. This tender may be withdrawn only in accordance with the procedures set forth in the Prospectus—Offer to Exchange.

5. You further represent that: (a) you own the shares of Viacom class A or class B common stock being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (b) your participation in this exchange offer and tender of shares of Viacom class A or class B common stock complies with Rule 14e-4 of the Exchange Act and the applicable laws of the jurisdiction where you have received materials relating to this exchange offer or the jurisdiction where this tender is being made.

6. You understand that Viacom’s acceptance for payment of shares tendered in connection with this exchange offer will constitute a binding agreement between you and Viacom upon the terms and subject to the conditions of the Prospectus—Offer to Exchange, this Instruction Booklet and the Letter of Transmittal.

7. You understand that if, upon the expiration of this exchange offer, Viacom stockholders have validly tendered more than 27,961,165 shares of Viacom class A or class B common stock so that more than 72 million shares of Blockbuster class A common stock and 72 million shares of Blockbuster class B common stock would be distributed, this exchange offer will be oversubscribed, and shares of Viacom class A or class B common stock tendered will be subject to proration in accordance with the terms set forth in the Prospectus—Offer to Exchange in the section entitled “The Exchange Offer—Proration; Tenders for Exchange by Holders of Fewer than 100 Shares of Viacom Class A or Class B Common Stock,” except for odd-lot tenders as described in the Prospectus—Offer to Exchange in the same section. You understand that, upon Viacom’s acceptance of any of the shares of Viacom class A or class B common stock that you have tendered, you will be deemed to have accepted the shares of Blockbuster class A and class B common stock exchanged therefor and will be deemed to have relinquished all rights with respect to the accepted shares of Viacom class A or class B common stock.

8. You recognize that, under certain circumstances and subject to certain conditions to this exchange offer (which Viacom may waive) that are contained in the Prospectus–Offer to Exchange in the section entitled “The Exchange Offer—Conditions for Completion of this Exchange Offer,” Viacom may not be required to accept for exchange any of the shares of Viacom class A or class B common stock that you have tendered (including any shares of Viacom class A or class B common stock you tendered after the expiration of this exchange offer). You understand that you may withdraw your tender only in accordance with the procedures contained in the Prospectus—Offer to Exchange in the section entitled “The Exchange Offer—Withdrawal Rights.” Shares of Viacom class A or class B common stock tendered by you and delivered to the exchange agent and not accepted for exchange will be returned to you as described in the Prospectus—Offer to Exchange in the section entitled “The Exchange Offer—Exchange of Shares of Viacom Common Stock.”

9. You understand that (a) the exchange agent will cause to be credited to book-entry accounts the shares of Blockbuster class A and class B common stock to which you are entitled in the name(s) of the registered holder(s) shown on the Letter of Transmittal, and (b) Blockbuster’s transfer agent will mail the confirmation of shares of Blockbuster class A and class B common stock to which you are entitled to the address(es) of the registered holder(s) shown on the Letter of Transmittal. If you are eligible or required to complete the sections entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the reverse side of the Letter of Transmittal and such sections are properly completed (and accompanied by all necessary and proper documentary evidence, such as a power of attorney), the shares of Blockbuster class A and class B common stock to which you are entitled will be issued in the name(s) of, and such confirmation (and accompanying documents, as appropriate) will be mailed to, the person(s) so indicated. You understand that if Viacom does not accept any tendered shares of Viacom class A or class B common stock for any reason, including in the case of shares returned to you due to proration, the exchange agent will not issue shares in book-entry form and will return certificates for such tendered shares not accepted for exchange to you. You recognize that Viacom has no obligation pursuant to the “Special Issuance Instructions” to transfer any shares of Viacom class A or class B common stock from the name of the registered holder(s) thereof if Viacom does not accept such shares for exchange.

10. You understand that the delivery and surrender of the shares of Viacom class A or class B common stock that you have tendered is not effective, and the risk of loss of the shares of Viacom class A or class B common stock (including shares of Viacom class A or class B common stock tendered with the Letter of Transmittal) does not pass to the exchange agent, until the exchange agent receives the Letter of Transmittal, duly completed and signed, or an agent’s message (as discussed in the Prospectus—Offer to Exchange in the section entitled “The Exchange Offer—Procedures for Tendering”) in connection with a book-entry transfer of shares, together with all accompanying evidences of authority in form satisfactory to Viacom and any other required documents. YOU UNDERSTAND THAT ALL QUESTIONS AS TO THE FORM OF DOCUMENTS (INCLUDING NOTICES OF WITHDRAWAL) AND THE VALIDITY, FORM, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE FOR EXCHANGE OF ANY TENDER OF SHARES OF VIACOM CLASS A OR CLASS B COMMON STOCK WILL BE DETERMINED BY VIACOM IN ITS SOLE DISCRETION AND SUCH DETERMINATION SHALL BE FINAL AND BINDING UPON ALL TENDERING VIACOM STOCKHOLDERS. You also understand that no tender of shares of Viacom class A or class B common stock is valid until all defects and irregularities in tenders of shares of Viacom class A or class B common stock have been cured or waived and that neither Viacom nor the exchange agent, the information agent, the co-dealer managers or any other person is under any duty to give notification of any defects or irregularities in the tender of any shares of Viacom class A or class B common stock or will incur any liability for failure to give any such notification.

11. You understand that a tender of shares of Viacom class A or class B common stock made pursuant to any method of delivery as described in the Prospectus—Offer to Exchange and Viacom’s acceptance for exchange of such shares pursuant to the procedures described in the Prospectus—Offer to Exchange in the section entitled “The Exchange Offer—Procedures for Tendering” and in this Instruction Booklet will constitute a binding agreement between you and Viacom upon the terms and subject to the conditions of this exchange offer.

ADDITIONAL INSTRUCTIONS

Forming Part of the Terms and Conditions of this Exchange Offer

1. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If the Letter of Transmittal is signed by the registered holder(s) of the shares of Viacom class A or class B common stock tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the shares of Viacom class A or class B common stock tendered by the Letter of Transmittal are held of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

If any of the shares of Viacom class A or class B common stock tendered by the Letter of Transmittal are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If the Letter of Transmittal or any share certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and must submit to the exchange agent proper evidence satisfactory to Viacom of the authority of such person to so act. Proper evidence of authority includes a power of attorney, a letter of testamentary or a letter of appointment.

If the Letter of Transmittal is signed by the registered holder(s) of the shares of Viacom class A or class B common stock listed and transmitted thereby, no endorsements of share certificates or separate stock powers are required.

If the certificates of Viacom class A or class B common stock are registered in the name of a person other than the person who signs the Letter of Transmittal, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holders(s) appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed by an Eligible Institution.

2. Signature Guarantees. All signatures on the Letter of Transmittal must be guaranteed by a firm which is a member in good standing of the Security Transfer Agent’s Medallion Program (STAMP) or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing, an “Eligible Institution”), unless (a) the Letter of Transmittal is signed by the registered holder(s) of shares of Viacom class A or class B common stock (which term, for purposes of this document, shall include any participant in The Depositary Trust Company whose name appears on a security position listing as the owner of shares of Viacom class A or class B common stock) tendered therewith, and such holder(s) has (have) not completed the box entitled “Special Issuance Instructions” on the Letter of Transmittal or (b) such shares of Viacom class A or class B common stock are tendered for the account of an Eligible Institution. Holders of Viacom class A and class B common stock may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signature on such documents may also need to be guaranteed. See Instruction 1 of this Instruction Booklet.

3. Delivery of Letter of Transmittal and Shares; Guaranteed Delivery Procedures. The Letter of Transmittal is to be completed by stockholders of Viacom if certificates representing shares of Viacom class A or class B common stock are to be forwarded to the exchange agent and/or if shares of Viacom class A or class B common stock held through the Viacom DRP are to be tendered pursuant to the procedures set forth herein and in the Prospectus-Offer to Exchange in the section entitled “The Exchange Offer—Procedures for Tendering.”

If a stockholder holds certificates representing shares of Viacom class A or class B common stock or holds shares of Viacom class A or class B common stock through the Viacom DRP, to validly tender shares of Viacom class A or class B common stock pursuant to this exchange offer, the stockholder must deliver to the exchange agent at one of the addresses listed on the front of this Instruction Booklet a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees and any other required documents, and, if applicable, the certificates representing the shares of Viacom class A or class B common stock tendered. Since certificates are not issued for shares owned pursuant to the Viacom DRP, you do not need to deliver any certificates representing those shares to the exchange agent. In each case, the exchange agent must receive the Letter of Transmittal and, if applicable, the certificates for shares of Viacom class A or class B common stock at one of its addresses listed on the front of this Instruction Booklet prior to the expiration of this exchange offer.

Stockholders whose certificates for shares of Viacom class A or class B common stock are not immediately available or who cannot deliver their certificates and all other required documents to the exchange agent prior to the expiration of this exchange offer or who cannot comply with the book-entry transfer procedures prior to the expiration of this exchange offer may tender their shares of Viacom class A or class B common stock by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth herein and in the section entitled “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Prospectus–Offer to Exchange.

Pursuant to the guaranteed delivery procedures, (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Viacom, must be received by the exchange agent on or prior to the expiration of this exchange offer; and (iii) the certificates for all tendered shares of Viacom class A or class B common stock, in proper form for transfer (or a confirmation of a book-entry transfer of such securities into the exchange agent’s account at The Depository Trust Company as described below), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an agent’s message) and any other required documents must be received by the exchange agent within three (3) New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

If you hold Viacom class A or class B common stock through a broker, you should not use the Letter of Transmittal to direct the tender of your shares, but instead should follow the instructions sent to you by your broker. Your broker must notify The Depository Trust Company and cause it to transfer the shares into the exchange agent’s account in accordance with The Depository Trust Company’s procedures. The broker must also ensure that the exchange agent receives an agent’s message from The Depository Trust Company confirming the book-entry transfer of your shares of Viacom class A or class B common stock. The term “agent’s message” means a message, transmitted by The Depository Trust Company to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgement from the participant in The Depository Trust Company tendering the Viacom shares which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and this Instruction Booklet and that Viacom may enforce that agreement against the participant.

You may deliver the Notice of Guaranteed Delivery by hand or transmit it by facsimile transmission or mail to the exchange agent, and you must include a guarantee by an Eligible Institution in the form set forth in that notice.

The signatures on the Letter of Transmittal cover the shares of Viacom class A or class B common stock tendered thereby. If shares of Viacom class A or class B common stock are forwarded to the exchange agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

The method of delivery of the shares of Viacom class A or class B common stock, the Letter of Transmittal, the certificate(s) representing shares of Viacom class A or class B common stock and all other required documents, including delivery through The Depository Trust Company, is at the option and sole risk of the tendering stockholder. The delivery will be deemed made only when actually received by the exchange agent (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted. All tendering stockholders, by executing the Letter of Transmittal (or a manually signed facsimile thereof), waive any right to receive any notice of acceptance of their shares of Viacom class A or class B common stock for exchange.

4. Odd-Lot Shares. Stockholders that beneficially own less than 100 shares of Viacom class A common stock or less than 100 shares of Viacom class B common stock (“Odd-Lot Shares”) who wish to tender all of these shares of Viacom class A or class B common stock must check the box entitled “Odd-Lot Shares” on the Letter of Transmittal in order to receive preferential treatment in this exchange offer. Stockholders that beneficially own Odd-Lot Shares who wish to tender all of these shares will receive preferential treatment if this exchange offer is oversubscribed; all such shares of Viacom class A or class B common stock tendered will be accepted for exchange and will not be subject to proration. If Odd-Lot Shares are held by a broker for a stockholder’s account, such stockholder may contact them to request preferential treatment. Beneficial holders of 100 or more shares of either Viacom class A common stock or Viacom class B common stock are not eligible for this preference with respect to that class of stock, even if these holders have separate stock certificates or accounts representing fewer than 100 shares of that class.

5. Inadequate Space. If the space provided on the front side of the Letter of Transmittal is inadequate, the number of shares of Viacom class A or class B common stock tendered and the share certificate numbers with respect to such shares of Viacom class A or class B common stock should be listed on a separate signed schedule attached thereto.

6. Partial Tenders. (Not Applicable to Stockholders who tender by Book-Entry Transfer). If fewer than all of the shares of Viacom class A or class B common stock evidenced by any share certificate delivered to the exchange agent with the Letter of Transmittal are to be tendered thereby, fill in the number of shares of Viacom class A or class B common stock that are to be tendered on the front side of the Letter of Transmittal. In such case, the exchange agent will return certificates for such untendered Viacom shares without expense to the tendering stockholder as soon as practicable following the expiration or termination of this exchange offer. Unless otherwise indicated, it will be assumed that all shares of Viacom class A and class B common stock whether represented by certificates delivered to the exchange agent or held through the Viacom DRP (including any additional shares credited to the tendering stockholder’s DRP account prior to the expiration of this exchange offer) are being tendered by the Letter of Transmittal.

7. Stock Transfer Taxes. Except as otherwise provided in this Instruction 7, Viacom will pay or cause to be paid all stock transfer taxes, if any, payable as a result of the transfer to it of any shares of Viacom class A or class B common stock tendered, and the transfer to tendering stockholders of shares of Blockbuster class A and class B common stock pursuant to this exchange offer. If, however, delivery of the consideration in respect of this exchange offer is to be made to any person other than the registered holder(s), or if tendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the overall consideration paid unless evidence satisfactory to Viacom of the payment of such taxes, or exemption therefrom, is submitted.

Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates evidencing the shares of Viacom class A or class B common stock tendered by the Letter of Transmittal.

8. Special Issuance and Delivery Instructions. If shares of Blockbuster class A and class B common stock and a check for cash in lieu of fractional shares of Blockbuster class A and class B common stock payable in this exchange offer, if applicable, are to be issued in the name of a person other than the signer of the Letter of Transmittal or if a check is to be sent to a person other than the registered holder or to an address other than that set forth on the front part of the Letter of Transmittal, the appropriate box(es) on the Letter of Transmittal must be completed.

9. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Prospectus–Offer for Exchange, the Letter of Transmittal, this Instruction Booklet (including the

Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9) and the Notice of Guaranteed Delivery may be directed to the information agent or the co-dealer managers at their respective addresses and phone numbers set forth below, or from your broker, dealer, commercial bank, trust company or other nominee.

10. Waiver of Conditions. Viacom reserves the absolute right in its sole discretion to waive any of the specified conditions, in whole or in part, to this exchange offer at any time, subject to applicable law.

11. Substitute Form W-9. The tendering stockholder is required to provide the exchange agent with a correct taxpayer identification number (“TIN”), generally the stockholder’s social security or federal employer identification number, on the Substitute Form W-9 which is included on the reverse side of the Letter of Transmittal, and to certify whether the stockholder is subject to backup withholding of U.S. federal income tax. If a tendering stockholder is subject to federal backup withholding, the stockholder must cross out item (2) of the “Certification” box of the Substitute Form W-9. Failure to provide the information on the Substitute Form W-9 may subject the tendering stockholder to a $50 penalty imposed by the Internal Revenue Service (“IRS”) and a 28.0% federal backup withholding tax on the payment of the purchase price. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the stockholder should write “Applied For” in the space provided for the TIN in Part 1, check the box in Part 2, and sign and date the Substitute Form W-9. If “Applied For” is written in Part I and the exchange agent is not provided with a TIN within 60 days of its receipt of the Substitute Form W-9, the exchange agent will withhold 28.0% on all payment of the purchase price until a TIN is provided to the exchange agent.

Some Viacom stockholders (including, among others, all corporations and some foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the stockholder must submit an applicable IRS Form W-8 or Form W-8BEN, signed under penalties of perjury, attesting to that individual’s exempt status. Such forms may be obtained from the exchange agent.

12. Lost, Destroyed or Stolen Certificates. If any certificate(s) representing shares of Viacom class A or class B common stock has (have) been mutilated, lost, destroyed or stolen and the stockholder wishes to tender such shares, the stockholder must complete the Affidavit of Lost Certificate on the reverse side of the Letter of Transmittal. The stockholder will also need to pay a surety bond for such lost shares if the number of lost shares is greater than 2,500 shares, inclusive of the first 2,500 shares. Upon receipt of the completed Letter of Transmittal with the Affidavit of Lost Certificate and the surety bond payment, if applicable, such stockholder’s Viacom class A or class B common stock will be included in this exchange offer.

13. Irregularities. All questions as to the validity, form, eligibility (including time of receipt), and acceptance for exchange of any tender of shares of Viacom class A or class B common stock will be determined by Viacom in its sole discretion, and Viacom’s determinations shall be final and binding. Viacom reserves the absolute right to reject any and all tenders of shares of Viacom class A or class B common stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of Viacom’s counsel, be unlawful. Viacom also reserves the absolute right to waive any of the conditions of this exchange offer (other than the conditions relating to the absence of an injunction and the effectiveness of the registration statement for Blockbuster class A and class B common stock to be issued in this exchange offer), or any defect or irregularity in the tender of any shares of Viacom class A or class B common stock. No tender of shares of Viacom class A or class B common stock will be deemed to be properly made until all defects and irregularities in tenders of shares have been cured or waived. None of Viacom, the co-dealer managers, the information agent, the exchange agent or any other person is or will be obligated to give notice of any defects or irregularities in the tender of Viacom class A or class B common stock and none of them will incur any liability for failure to give any such notice. Viacom’s interpretation of the terms and conditions of this exchange offer, including the Letter of Transmittal and this Instruction Booklet, will be final and binding.

IMPORTANT:

The Letter of Transmittal (or a manually signed facsimile thereof) together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the exchange agent prior to the expiration of this exchange offer and, if applicable, certificates for tendered shares of Viacom class A or class B common stock must be received by the exchange agent or shares of Viacom class A or class B common stock must be delivered pursuant to the procedures for book-entry transfer, in each case prior to the expiration of this exchange offer, or the tendering stockholder must comply with the procedures for guaranteed delivery.

GUIDELINES FOR CERTIFICATION ON TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number (“TIN”) or you don’t know your number, obtain a Form SS-5, Application for a Social Security Card, a Form W-7, Application for I.R.S. Individual Taxpayer Identification Number, or a Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees and Payments Exempt from Backup Withholding

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

•	A corporation.
•	A financial institution.
•	An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement account, or a custodial account under section 403(b)(7) of the Code, if the account satisfies the requirements of section 401(f)(2) of the Code.
•	The United States or any agency or instrumentality thereof.
•	A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
•	A foreign government, a political subdivision of a foreign government, or any agency thereof.
•	An international organization, or any agency or instrumentality thereof.
•	A registered dealer in securities or commodities registered in the United States, the District of Columbia, or a possession of the United States.
•	A real estate investment trust.
•	A common trust fund operated by a bank under section 584(a) of the Code.
•	An entity registered at all times during the tax year under the Investment Company Act of 1940.
•	A foreign central bank of issue.

Further, an exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code is similarly exempted, except on broker transactions. Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441 of the Code.
•	Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.
•	Payments of patronage dividends where the amount received is not paid in money.
•	Payments made be certain foreign organizations.
•	Payments made by an Employee Stock Ownership Plan pursuant to section 404(k) of the Code.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
•	Payments described in section 6049(b)(5) of the Code to nonresident aliens.
•	Payments on tax-free covenant bonds under section 1451 of the Code.
•	Payments made by certain foreign organizations.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. COMPLETE THE SUBSTITUTE FORM W-9 AS FOLLOWS:

ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ACROSS THE FACE OF THE FORM, SIGN, DATE, AND RETURN THE FORM TO THE PAYER.

IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDINGS, GIVE THE PAYER THE APPROPRIATE COMPLETED INTERNAL REVENUE SERVICE FORM W-8.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the treasury regulations thereunder.

Privacy Act Notice—Section 6109 requires most recipients of dividend, interest or other payments to give tax payer identification numbers to payers who must report the payments to the Internal Revenue Service (the “IRS”). The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% (or such reduced rate as applicable) of taxable interest, dividend, and certain other payments made prior to January 1, 2004 to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

12. Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

13. Failure to Report Certain Dividend and Interest Payments—If you fail to properly include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

14. Civil Penalty for False Information With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

15. Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

16. Misuse of Taxpayer Identification Numbers—If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of—
1. An individual’s account	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4. a The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
b So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5. Sole proprietorship account	The owner(3)
6. A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the representative or trustee unless the legal entity itself is not designated in the account title)(4)

For this type of account:	Give the EMPLOYER IDENTIFICATION number of—

7. Corporate Account	The corporation

8. Partnership account held in the name of the business	The partnership

9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10. A broker or registered nominee	The broker or nominee

11. Account with the Department of Agriculture in the name of the public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Show the name of the owner. The name of the business or the “doing business as” name may also be entered. Either the social security number or the employer identification number may be used.
(4)	List first and circle the name of the legal trust, estate, or pension trust.

Note:    If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Resident Aliens:	If you are a resident alien and you do not have, and are not eligible to get, a Social Security number, your TIN is your IRS individual taxpayer identification number (“ITIN”). Enter it on the portion of the Substitute Form W-9 where the Social Security number would be entered. If you do not have an ITIN, see “Obtaining Number” above.

Any questions or requests for assistance or additional copies of the Prospectus—Offer to Exchange, this Instruction Booklet, the Letter of Transmittal and other tender offer materials may be directed to the information agent or the co-dealer managers at their respective telephone numbers and locations listed below. Stockholders may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the exchange offer.

The information agent for this exchange offer is:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

(212) 929-5500 (collect)

or

(800) 322-2885 (toll-free)

The co-dealer managers for this exchange offer are:

BEAR, STEARNS & CO. INC.

383 Madison Avenue

New York, New York 10179

(866) 696-7905

and

GOLDMAN, SACHS & CO.

85 Broad Street

New York, New York 10004

Attn: Registration Department

(212) 902-1000